Exhibit 10.3

WARRANT
CTC Communications Corp.



THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR, SUBJECT TO THE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT DATED AS OF APRIL 10, 1998 AMONG THE ISSUER AND THE PURCHASERS NAMED THEREIN, AS AMENDED FROM TIME TO TIME, AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


Date of Issuance: April 10, 1998            Certificate No. W-__

	FOR VALUE RECEIVED, CTC Communications Corp., a Massachusetts corporation (the "Corporation"), hereby grants to ______________, or its registered assigns (the "Registered Holder") the right to purchase from the Corporation _________ shares of Common Stock at a price of $9.00 per share, subject to adjustment as provided herein. This Warrant is one of the warrants (together with any replacements or subdivisions thereof, the "Warrants") issued pursuant to the terms of the Securities Purchase Agreement, dated as of April 10, 1998 (the "Purchase Agreement"), among the Corporation and the Purchasers named therein. Certain capitalized terms used herein are defined in Section 8 hereof. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

This Warrant is subject to the following provisions:

	Section 1.  Exercise of Warrant.

	A.	Exercise Period.  The Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the fifth (5th) anniversary of the Date of Issuance (the "Exercise Period").

	B.	Exercise Procedure.

	(i)	This Warrant or any part hereof specified by the Registered
Holder shall be deemed to have been exercised when the Corporation has received all of the following items (the "Exercise Time"):

		(a)	a completed Exercise Agreement, as described in Section
1C below, executed by the Person exercising all or part of the rights represented by this Warrant;

		(b)	this Warrant or an affidavit as provided in Section 10
hereof;

		(c)	the aggregate Exercise Price for the number of shares of
Common Stock being purchased through such exercise, such aggregate
Exercise Price to be payable by any combination of (1) a bank cashier's check or wire transfer in immediately available funds to the Corporation in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased with the proceeds of such wire transfer or (2) a written notice to the Corporation that the Holder is exercising the Warrants (or a portion thereof) and as consideration of such exercise is authorizing the Corporation to withhold from issuance a number of shares of Common Stock issuable upon exercise of this Warrant which, when multiplied by the sum of (x) the Market Price Per Share of the Common Stock minus (y) the Exercise Price is equal to the aggregate
Exercise Price for the number of shares of Common Stock being purchased with such consideration (in which event such withheld shares shall no longer be issuable under this Warrant); and

		(d)	if this Warrant is not registered in the name of the
original Registered Holder, an Assignment or Assignments substantially in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser.

	(ii)	Certificates for shares of Common Stock purchased upon
exercise of all or part of this Warrant shall be delivered by the Corporation to the Purchaser within ten (10) business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Corporation shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such ten (10) business day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

	(iii)	The Common Stock issuable upon the exercise of all or part of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

	(iv)	The issuance of certificates for shares of Common Stock upon exercise of all or part of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of all or part of this Warrant shall be fully paid and nonassessable and free from all Liens and charges with respect to the issuance thereof.

	(v)	The Corporation shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock issuable upon exercise of this Warrant is at all times equal to or less than the Exercise Price, on a per share basis.

	(vi)	The Corporation shall assist and cooperate with any Registered
Holder or Purchaser required to make any governmental filings or to obtain any governmental approvals prior to or in connection with any exercise of all or part of this Warrant (including, without limitation, making any filings required to be made by the Corporation).

	(vii)	Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or Organic Change, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or Organic Change, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such public offering or Organic Change.

	(viii)	The Corporation shall at all times reserve and keep
available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as are issuable upon the exercise of all outstanding Warrants. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation applicable to the Company or any requirements of NASDAQ or any securities exchange upon which shares of Common Stock may be listed or quoted (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

	C.	Exercise Agreement.  The Exercise Agreement to be executed in connection with the exercise of this Warrant shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common
Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued.

	Section 2.  Adjustment of Number of Shares and Exercise Price.

	A.	The number of shares of Common Stock obtainable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2.

	B.	Exercise Price.  The initial exercise price shall be nine
dollars ($9.00) per share of Common Stock, which may be adjusted from time to time hereafter (as so adjusted, the "Exercise Price") . If and whenever on or after the original date of issuance of the Warrants the Corporation issues or sells, or in accordance with Section 2(C) is deemed to have issued or sold, any shares of its Common Stock or Convertible Securities for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then upon such issue or sale, the Exercise Price shall be reduced to an amount determined by dividing (a) the sum of (1) the product derived by multiplying (i) the Exercise Price in effect immediately prior to such issue or sale times
(ii) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received (or deemed received pursuant to Section 2(C)(ii) below) by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

	C.	Effect on Exercise Price of Certain Events.  For purposes of determining the adjusted Exercise Price under Section 2, the following shall be applicable:

	(i) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the cumulative minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange thereof and, if applicable, the exercise, conversion and exchange of any other Convertible Securities that such Convertible Securities may be converted into or exchanged for, by (b) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made when Common Stock and, if applicable, any other Convertible Securities, are actually issued upon the exercise, conversion or exchange of such Convertible Securities.

	(ii) Change in Exercise Price or Conversion Rate. If the additional consideration payable to the Corporation upon the exercise, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock should change at any time, the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price that would have been in effect at such time had such Convertible Securities that are still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time such Convertible Securities were initially granted, issued or sold; and on the termination date of any right to exercise, convert or exchange such Convertible Securities without such right having been duly exercised, the Exercise Price then in effect hereunder shall be increased to the Exercise Price that would have been in effect at the time of such termination had such Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

	(iii) Exceptions for Excluded Securities. Notwithstanding the foregoing, no adjustments to the Exercise Price shall be made under
Section 2 with respect to the issuance of any Excluded Securities.

	D.	Subdivision or Combination of Common Stock.  If the
Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately reduced, and conversely, in the event the outstanding shares of Common Stock shall be combined (by reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. In any such event all numbers, percentages, computations and the like in this Warrant shall be deemed modified as necessary to give appropriate effect to such subdivision or combination.

	E.	Adjustment in Number of Shares Issuable.  Upon each adjustment in the Exercise Price pursuant to any provisions of Section 2(D), the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to the event giving rise to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter.

	F.	Certain Events.  If an event not specified in this Section 2 occurs that has substantially the same economic effect on the Warrants as those specifically enumerated, then this Section 2 shall be construed liberally, mutatis mutandis, in order to give the Warrants the intended benefit of the protections provided under this Section 2. In such event, the Corporation's Board of Directors shall make an appropriate adjustment in the Exercise Price so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall increase the Exercise
Price as otherwise determined pursuant to this Section 2 or decrease the number of shares of Common Stock issuable upon exercise of this Warrant.

	G.	Notices.

(i) Immediately upon any adjustment of the Exercise Price, the Corporation shall give written notice thereof to the Registered Holder of this Warrant, setting forth in reasonable detail and certifying the calculation of such adjustment.
(ii)  The Corporation shall give written notice to the Registered
Holder of this Warrant at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any dissolution or liquidation.
	Section 3. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in the reclassification of any Common Stock) or sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provision to insure that each of the holders of the Warrants shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore issuable upon the exercise of such holder's Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Corporation shall make appropriate provision with respect to such holders' rights and interests to insure that the provisions of Section 2 and Section 3 hereof shall thereafter be applicable to the Warrants. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities, cash or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

	Section 4. Dividends. If the Corporation declares or pays a dividend upon the Common Stock, except for a stock dividend payable in shares of Common Stock, then the Exercise Price shall be reduced, on a cumulative basis, by an amount equal to the amount of such dividend which would have been paid to the holder of each share of Common Stock had all Warrants issued under the Purchase Agreement been exercised prior to the record date for payment of such dividend, until such Exercise Price has been reduced to zero, and thereafter the Corporation shall pay to the Registered Holder of this Warrant at the time of payment thereof an amount equal to such dividend.

	Section 5. Purchase Rights. If at any time the Corporation grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock (the "Purchase Rights"), then the Registered Holder of this Warrant shall be entitled to obtain, upon the same terms on which holders of Common Stock are to receive such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock issuable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

	Section 6.  Transfer Restriction.

	The Warrants are subject to the transfer restrictions in Section 4.8 of the Purchase Agreement.

	Section 7.  Certificates, Notices and Consents.

	A.	Certificates.  Upon the occurrence of any event requiring
adjustments of the number of shares subject to this Warrant pursuant to
Section 2, the Corporation shall mail to the Registered Holder (by registered or certified mail, postage prepaid) a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Corporation, setting forth in reasonable detail the events requiring the adjustment and the method by which such proposed adjustment was calculated, specifying the adjusted number of shares subject to this Warrant after giving effect to the proposed adjustment and the number of shares of Common Stock to be issued pursuant to Section 2 hereof.

	B.	Notice.  If the Corporation after the Date of Issuance shall propose to: (i) pay any dividend payable in stock to the holders of Common Stock or to make any other distribution to the holders of Common Stock or any extraordinary dividend directly or indirectly attributable to proceeds from the sale or other disposition of a significant business or asset of the Corporation; (ii) offer to the holders of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options; (iii) effect any reclassification except the subdivision or combination of shares of outstanding Common Stock; (iv) effect any Organic Change or sale transaction described in Section 2B or the liquidation, dissolution or winding up of the Corporation; or (v) engage in any diluting event not otherwise mentioned in this Section 6B, then, in each such case, the Corporation shall mail (by registered or certified mail, postage prepaid) to the Registered Holder notice of such proposed action, which shall specify the date on which the books of the Corporation shall close, or a record date shall be established, for determining holders of Common Stock entitled to receive such stock dividends or other distribution of such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed, in the case of any action covered by clauses (i), (ii) or (v) above, at least 20 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, and, in the case of any action covered by clause (iii) above, at least 20 days prior to the date upon which such action takes place, and, in the case of any action covered by clause (iv) above, at least 20 days prior to the date on which the Corporation closes its books or takes a record for determining rights to vote with respect to any event covered by clause (iv) and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

	C.	Failure and Defects.  Failure to file any certificate or
notice or to mail any notice, or any defect in any certificate or notice, pursuant to this Section 6, shall not affect the legality or validity of the adjustment of the Exercise Price and/or number of shares of Common Stock subject to this Warrant pursuant to Section 2.

	Section 8. Definitions. The following terms have meanings set forth below:

	"Certificate of Designation" shall mean the Certificate of Designation of Series A Convertible Preferred Stock in the form attached to the Purchase Agreement as Exhibit B.

	"Common Stock" means, collectively, the Corporation's Common Stock, par value $.01 per share.

	"Convertible Securities" shall have the meaning set forth in the Certificate of Designation.

	"Date of Issuance" means the date of initial issuance of this Warrant pursuant to the Purchase Agreement (as of immediately after such issuance) regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

	"Excluded Securities" shall have the meaning set forth in the Certificate of Designation.

	"Exercise Period" shall have the meaning set forth in Section 1(A) hereof.

	"Exercise Price" shall have the meaning set forth in Section 2 hereof.

	"Exercise Time" shall have the meaning set forth in Section 1(B) hereof.

	"Majority Warrant Holders" means, at any time, the holders of Warrants representing the right to purchase a majority of the aggregate number of shares of unissued Common Stock then issuable upon exercise of all Warrants.

	"Market Price Per Share of Common Stock" means the average closing bid price (or closing sales price, as applicable) per share for the Company's Common Stock on NASDAQ (or such national stock exchange upon which the Corporation's Common Stock is then listed), for a period of 30 consecutive trading days ending on the last trading day immediately preceding the Exercise Time.

	"Organic Change" shall have the meaning set forth in Section 3 hereof.

	"Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

	"Purchaser" shall mean the Person(s) to whom shares of Common Stock are issued pursuant to the exercise of this Warrant.

	"Registered Holder" with respect to any Warrant means the Person to whom the Warrant was initially issued pursuant to the Purchase Agreement or any assignee of such Person as to whom the Corporation has received an executed Assignment substantially in the form of Exhibit II hereto, and "Registered Holders" at any time means all Registered Holders of Warrants then outstanding.

	Section 9. No Voting Rights; Limitations of Liability. Prior to the exercise of this Warrant and except as otherwise specifically provided herein or in the Purchase Agreement, this Warrant shall not entitle the holder hereof to any rights as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the exercise of Warrants hereunder or as a stockholder of the Corporation.

	Section 10. Warrant Exchangeable for Different Denomination. This Warrant is exchangeable, upon the surrender hereof by the Registered
Holder at the principal office of the Corporation, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender.

	Section 11. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the Registered Holder being reasonably satisfactory) of the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation, or in the case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation shall, at its expense, execute and deliver in lieu of such certificate a new certificate of like tenor and dated the date of such lost, stolen, destroyed or mutilated certificate.

	Section 12. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U. S. Mail (i) to the Corporation, at its principal executive offices or to its registered office in its state of domicile and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Corporation (unless otherwise indicated by any such holder).

	Section 13. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Corporation has obtained the written consent of the Majority Warrant Holders.

	Section 14. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict provision or rule that would cause the application of the laws of any jurisdiction other than the State of the Commonwealth of Massachusetts.

	Section 15. Certain Expenses. The Corporation shall pay all expenses incurred by it in connection with, and all taxes and other governmental charges that may be imposed in respect of, the issuance, sale and delivery of the Warrants or the shares of Common Stock.

	Section 16. Registered Holders. The Corporation shall be entitled to treat the Register Holder of this Warrant as the only holder of this Warrant for all purposes.

	IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.


CTC COMMUNICATIONS CORP.

[CORPORATE SEAL]

By:	______________________________

Name:	________________________
Title:	________________________

EXHIBIT I

EXERCISE AGREEMENT



To:
Dated:


	The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-__), hereby agrees to subscribe for the purchase of _________ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


_________________________________
Name: ___________________________
Address: __________________________
__________________________________
__________________________________


EXHIBIT II

ASSIGNMENT



	FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-__), with respect to the number of shares of the Common Stock covered thereby set forth below, unto:


Names of Assignee      Address             No. of Shares


Date:
____________________________________
Name: ______________________________
____________________________________
(Witness)